EXHIBIT 99.1
MariaDB Files Form 10-K Annual Report

REDWOOD CITY, Calif. and DUBLIN – December 29, 2023 – MariaDB plc (NYSE:MRDB) today announced that it has filed its Annual Report on Form 10-K for the fiscal year ending September 30, 2023 with the SEC. The report is available on the Securities & Exchange Commission’s (SEC’s) website at https://www.sec.gov and on MariaDB’s Investor Relations website at https://investors.mariadb.com under Financials.

About MariaDB
MariaDB is a new generation database company whose products are used by companies big and small, reaching more than a billion users through Linux distributions and have been downloaded over one billion times. Deployed in minutes and maintained with ease, leveraging cloud automation, our database products are engineered to support any workload, any cloud and any scale – all while saving up to 90% of proprietary database costs. Trusted by organizations such as Bandwidth, DigiCert, InfoArmor, Oppenheimer, Samsung and SelectQuote, MariaDB’s software is the backbone of critical services that people rely on every day. Learn more at mariadb.com.
Source: MariaDB
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